Exhibit 5.2

April 14, 2011

Kodiak Oil & Gas Corp.

1625 Broadway, Suite 250

Denver, Colorado 80202

Re: Automatic Shelf Registration Statement on Form S-3 filed on April 14, 2011 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for Kodiak Oil & Gas Corp., a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) senior or subordinated debt securities (the “Debt Securities”) and (ii) a guarantee of the Debt Securities (the “Guarantee” and, together with the Debt Securities, the “Securities”) by the Company’s wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (the “Co-Registrant”) pursuant to the Registration Statement.  The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus (the “Prospectus”) contained in the Registration Statement.

The Debt Securities will be issued in one or more series and may be either senior debt securities issued pursuant to an indenture to be entered into (the “Senior Indenture”) between the Company and a trustee to be identified therein (the “Senior Trustee”), or subordinated debt securities issued pursuant to an indenture to be entered into (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) between the Company and a trustee to be identified therein (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”).

In our capacity as the Company’s counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and authorization, issuance and sale of the Securities.  For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.  As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons.  With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.               When (i) the applicable Indenture and, if applicable, the related Guarantee, have been duly authorized, executed and delivered by the Company, the applicable Trustee and, if applicable, the Co-Registrant, (ii) the Debt Securities and, if applicable, the Guarantee, have been duly authorized and duly established in accordance with the applicable Indenture and applicable law (including, without limitation, by the adoption by the board of directors of the Company and, if applicable, the board of directors of the Co-Registrant, of a resolution duly authorizing the issuance and delivery of the Debt Securities and Guarantee, respectively) (the “Debt Securities Authorization”), duly authenticated by the applicable Trustee and duly executed and delivered on behalf of the Company and Co-Registrant against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities Authorization, and (iii) the Registration

Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities and, if applicable, the Guarantee, as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities and, if applicable, the Guarantee, as executed and delivered do not violate any law applicable to the Company or the Co-Registrant, respectively, or result in a default under or breach of any agreement or instrument binding upon the Company or the Co-Registrant, respectively, (c) the Debt Securities and, if applicable, the Guarantee, as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Co-Registrant, respectively, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and the Co-Registrant, respectively, or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities, and in respect of the Co-Registrant, the Guarantee, will constitute legally valid and binding obligations of the Company and the Co-Registrant, enforceable against the Company and the Co-Registrant, respectively, in accordance with their terms.

2.               When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Indenture has been duly authorized, executed and delivered by the Company, the applicable Trustee and, if applicable, the Co-Registrant, (iii) assuming that the applicable Indenture does not violate any law applicable to the Company or, if applicable, the Co-Registrant, or result in a default under or breach of any agreement or instrument binding upon the Company or, if applicable, the Co-Registrant, and (iv) assuming that the applicable Indenture complies with all requirements and restrictions, if any, applicable to the Company and, if applicable, to the Co-Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or, if applicable, the Co-Registrant, the applicable Indenture will constitute the legally valid and binding obligation of the Company and Co-Registrant, enforceable against the Company and Co-Registrant in accordance with its terms.

Our opinions are subject to:

(i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws and judicial decisions relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) defenses available to the Co-Registrant under applicable law; and (v) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) waivers of broadly or vaguely stated rights; (d) covenants not to compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (l) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (m) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

With your consent, we have assumed for purposes of this opinion that (i) each of the parties to the Indenture, Guarantee and Debt Securities other than the Co-Registrant (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Indenture, Guarantee and Debt Securities to which it is a party; and (c) has duly authorized, executed and delivered each such Indenture, Guarantee and Debt Security; (ii) that the Indenture, Guarantee and Debt Securities will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of the parties thereto and will be, other than as to the Company and the Co-Registrant, enforceable against such parties in accordance with their respective terms; and (iii) that the status of the Indenture, Guarantee and Debt Securities as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

The foregoing opinions are limited to the laws of the State of New York, the State of Colorado and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

DORSEY & WHITNEY LLP